U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to §240.14a-12

GLYECO, INC.

(Name of the Registrant as Specified in its Charter)

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GLYECO, INC.

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

Telephone: (866) 960-1539

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of GlyEco, Inc. on Friday, November 13, 2015, at 10:00 a.m. MST. The meeting will be held at 10429 South 51st Street, 2nd Floor, Phoenix, AZ 85044.

If you plan to attend the annual meeting in person, you must either call or email Matt Hamilton, General Counsel, at (866) 960-1539 Ext. 711 or mhamilton@glyeco.com on or before October 30, 2015, and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the meeting. Please note that you will need to present picture identification to gain entrance to the meeting.

Enclosed please find our proxy statement and related materials. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares over the Internet or by mail by following the instructions on the proxy card. If you do attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a broker, nominee, fiduciary, or other custodian, please follow the instructions you receive from them to vote your shares.

On behalf of the Board of Directors, I would like to express our sincere appreciation for your continued support of GlyEco, Inc.

Sincerely,

/s/ David Ide

David Ide

Chief Executive Officer and President

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GLYECO, INC.

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

Telephone: (866) 960-1539

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2015

To Our Stockholders:

The 2015 Annual Meeting of Stockholders of GlyEco, Inc. will be held on Friday, November 13, 2015, at 10:00 a.m. MST, at 10429 South 51st Street, 2nd Floor, Phoenix, AZ 85044, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect a board of directors consisting of seven members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

2.	To ratify the selection of KMJ Corbin & Company, LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the annual meeting.

Only stockholders of record of the company’s common stock at the close of business on September 21, 2015, are entitled to notice of and to vote at our annual meeting or any continuations, adjustments, or postponements thereof. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our annual meeting for a period of ten days prior to the annual meeting.

We hope that you can attend the annual meeting in person. However, even if you plan to attend, please vote your proxy as soon as possible, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the accompanying proxy statement. This proxy statement is first being mailed to stockholders on or about October 2, 2015.

Our annual and quarterly reports are available at the “SEC Filings” link on our website at www.glyeco.com/company.html.

Thank you for your ongoing support of GlyEco. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

/s/ Matt Hamilton
Matt Hamilton
General Counsel and Corporate Secretary

Phoenix, Arizona October 2, 2015

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TABLE OF CONTENTS

Page No:

Proxy Statement	5
Questions and Answers About the Annual Meeting and Voting	5
Directors, Executive Officers and Corporate Governance	8
Director Compensation	15
Executive Compensation	16
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	25
Proposal 1: Election of Directors	28
Proposal 2: Ratification of Appointment of Independent Registered Public Accountant	29
Certain Relationships and Related Transactions	31
Stockholder Proposals	31
Other Matters	31

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GLYECO, INC.

4802 E. Ray Rd., Ste. 23-408

Phoenix, AZ 85044

Telephone: (866) 960-1539

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2015

This proxy statement contains information related to the 2015 Annual Meeting of Stockholders of GlyEco, Inc. to be held on Friday, November 13, 2015, beginning at 10:00 a.m. local time, at 10429 South 51st Street, 2nd Floor, Phoenix, AZ 85044, and any continuations, adjournments, or postponements thereof. This proxy statement is first being mailed to stockholders on or about October 2, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, and proxy cards (collectively referred to herein as the “Proxy Materials”) in connection with the solicitation by the Board of Directors of GlyEco, Inc., a Nevada corporation (referred to herein as “GlyEco,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments, or postponements of the Annual Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on Friday, November 13, 2015, at 10:00 a.m., local time, at 10429 South 51st Street, 2nd Floor, Phoenix, AZ 85044. Stockholders who are entitled to vote may attend the meeting, as well as our invited guests.

3. Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our common stock as of the close of business on the record date, September 21, 2015. Each share of common stock is entitled to one vote and there is no cumulative voting. As of September 21, 2015, we had 71,303,303 shares of common stock issued and outstanding. Both Nevada law and our Amended and Restated Bylaws require our Board of Directors to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

4. What do I need to do to attend the Annual Meeting?

If you plan to attend the Annual Meeting in person, you must either call or email Matt Hamilton, General Counsel, at (866) 960-1539 Ext. 711 or mhamilton@glyeco.com on or before October 30, 2015, and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the meeting. Please note that you will need to present picture identification to gain entrance to the meeting.

5. What proposals are being presented for stockholder vote at the Annual Meeting?

The following proposals will be considered and voted on at the Annual Meeting:

1.	The election of a board of directors consisting of seven members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified (Proposal 1);

2.	The ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2); and

3.	Any other business that may properly come before the meeting.

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6. How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	Proposal 1 – “FOR” the election of each of Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller as directors of the Company; and

•	Proposal 2 – “FOR” the ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

7. Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

8. How many votes must be present to hold the Annual Meeting?

A majority of the shares entitled to vote on the matters to be considered at the Annual Meeting, or 35,651,652 shares, must be present in person or by proxy to hold the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast on any matter.

9. How many votes are needed to approve the proposals?

•

Proposal 1: To elect a board of directors consisting of seven members to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified, the seven nominees who receive the most votes cast in their favor shall be elected. Abstentions and broker non-votes will have no effect.

•

Proposal 2: To ratify the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, an affirmative vote of a majority of the shares cast on the proposal is required. Abstentions and broker non-votes will have no effect.

10. How do I vote?

In Person at the Annual Meeting: All stockholders may vote in person at the Annual Meeting.

By Internet: You can vote via the Internet by following the instructions provided in the meeting notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website.

By Mail: You can vote by mail by requesting a paper copy of the proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

11. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by (1) sending written notice to Matt Hamilton, General Counsel, at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044 (2) timely delivering a valid, later-dated proxy, (3) voting again over the Internet prior to meeting date and time, or (4) voting by ballot at the Annual Meeting. No such revocation will be effective, however, unless received by us at or prior to the Annual Meeting. Simply attending the meeting does not revoke your proxy.

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12. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of each of Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller as directors of the Company, (2) “FOR” the ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding sentence, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

13. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a stockholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote.

14. What does it mean if I receive more than one meeting notice?

If you received multiple meeting notices, it means that you hold your shares in different ways or in multiple accounts. You should vote all of your shares either in person, by Internet, or by mail.

15. Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation.

16. May stockholders ask questions at the Annual Meeting?

Yes. The Chairman will answer questions from stockholders during the designated question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited to two minutes each to present their question. When speaking, stockholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting. Stockholders will not be able to make statements.

17. Are there any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

Under the Nevada Revised Statutes, stockholders do not have any dissenters’ appraisal rights with respect to the matters to be acted upon at the Annual Meeting.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The members of the Board of Directors of the Company serve for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation, or removal from office. The following table sets forth certain information with respect to the current directors, director nominees, and executive officers of the Company:

Name	Age	Position	Director Since
David Ide	42	Chief Executive Officer, President, and Director	October 24, 2014
Dwight Mamanteo	46	Chairman of the Board	January 15, 2014
Michael Jaap	59	Director	November 28, 2011
Richard Q. Opler	60	Director	July 29, 2013
Keri Smith	50	Director	July 29, 2013
Charles Trapp	66	Director	May 22, 2015
Frank Kneller	57	Director	August 17, 2015
Karim Babay	41	Director Nominee	-
Richard Geib	68	Chief Technical Officer	-

David Ide – Chief Executive Officer, President, and Director. Mr. Ide became a director of the Company on October 24, 2014. On January 21, 2015, the Board of Directors appointed him to serve as interim Chief Executive Officer and President, effective February 1, 2015. Since August 2010, Mr. Ide has served as an independent director, investor, and advisor to technology and start-up ventures focused on simple to use software automation tools including mobile SaaS, CMS, and custom marketing and payment systems for small to medium businesses, developers, and enterprise customers. Mr. Ide served as non-executive Chairman of Spindle, Inc. from January 2012 to November 2014. Mr. Ide was a founder and the Chairman and Chief Executive Officer of Modavox, Inc. in October 2005 after he managed the transition of SurfNet Media into Modavox, Inc. In July 2009, Mr. Ide developed and executed Modavox, Inc.’s acquisition of Augme Technologies, Inc. creating the first full service mobile agency for Fortune 100 companies. At that time, Mr. Ide was appointed to the Board of Directors of Augme Technologies, Inc. and became the Chief Strategy Officer. He resigned as an officer and director in August 2010 to engage in developing and advising technology companies. Mr. Ide was also an independent director in the early stage of SEFE, Inc. Prior to 2005, Mr. Ide served as President of a successful digital agency in Arizona focused on ecommerce, targeted and demand marketing, CMS, and SaaS marketing platforms for fortune 500 companies. Mr. Ide is a technology entrepreneur and an experienced CEO, chairman, patented inventor, and director.

Dwight Mamanteo – Chairman of the Board. Mr. Mamanteo became a director of the Company on January 15, 2014. On January 21, 2015, the Board of Directors appointed him to serve as Chairman of the Board, effective February 1, 2015. Since November 2004, Mr. Mamanteo has served as a Portfolio Manager at Wynnefield Capital, Inc. Since March 2007, Mr. Mamanteo has served on the Board of Directors of MAM Software Group, Inc. (NASDAQ: MAMS), a provider of innovative software and data solutions for a wide range of businesses, including those in the automotive aftermarket. Mr. Mamanteo serves as the Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. From June 2013 to October 2014, Mr. Mamanteo served on the Board of Directors of ARI Network Services, Inc. (NASDAQ: ARIS), a provider of products and solutions that serve several vertical markets with a focus on the outdoor power, power sports, marine, RV, and appliance segments. Mr. Mamanteo served as the Chairman of the Governance Committee and as a member of the Compensation Committee. From March 2012 to April 2012, Mr. Mamanteo served on the Board of Directors of CDC Software Corp. (NASDAQ: CDCS), a provider of Enterprise CRM and ERP software designed to increase efficiencies and profitability. Mr. Mamanteo served as a member of the Audit Committee. From April 2009 to November 2010, Mr. Mamanteo served on the Board of Directors of EasyLink Services International Corp. (NASDAQ: ESIC), a provider of on demand electronic messaging and transaction services that help companies optimize relationships with their partners, suppliers and customers. Mr. Mamanteo served as a member of the Compensation and Governance & Nominating Committees. From December 2007 to November 2008, Mr. Mamanteo served on the Board of Directors and as the Chairman of PetWatch Animal Hospitals, Inc. (a private company), a provider of primary care and specialized services to companion animals through a network of fully owned veterinary hospitals. Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and a Bachelor of Science in Electrical Engineering from Concordia University (Montreal).

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Michael Jaap – Director. Mr. Jaap has had an extensive career in the field of nonferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement. Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility. Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz. Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix AZ. The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years. These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry. Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ. Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health.

Richard Q. Opler – Director. Since 1998, Mr. Opler has worked in real estate development. Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm. He also served as director at certain companies. From 1977 to 1985 he worked at World’s Finest Chocolate. Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981.

Keri Smith – Director. Ms. Smith has 25 years of experience in Securities Services, during which she has occupied many significant operational and management positions. From 2009 to 2012, Ms. Smith served as an Executive Director within WSS, Global Fund Services Division for JPMorgan Chase, Boston and JPMorgan Chase, London. From 2006 to 2008, she was the Global Head/Director – Worldwide Network Management for RBC Dexia Investor Services, London. From 1998 to 2006, Ms. Smith was the Director – Global Network Management of Investors Bank & Trust Company, and from 1995 to 1998, she was the Vice President – Global Network Management of BankBoston. Ms. Smith attended Rhode Island College of Teaching for a Bachelors in Education, and holds an Associates Degree in Finance.

Charles Trapp – Director. Mr. Trapp is currently the Executive Vice President and Chief Financial Officer of MAM Software Group, Inc. (NASDAQ: MAMS), a leading provider of business and supply chain management solutions primarily to the automotive parts manufacturers, retailers, tire and service chains, independent installers, and wholesale distributors in the automotive aftermarket. Prior to his employment with MAM Software Group, Inc., which began in November 2007, Mr. Trapp was the co-founder and President of Somerset Kensington Capital Co., a Bridgewater, New Jersey-based investment firm that provided capital and expertise to help public companies restructure and reorganize from 1997 until November 2007. Earlier in his career, he served as CFO and/or a board member for a number of public companies, including AW Computer Systems, Vertex Electronics Corp., Worldwide Computer Services and Keystone Cement Co. His responsibilities have included accounting and financial controls, federal regulatory filings, investor relations, mergers and acquisitions, loan and labor negotiations, and litigation management. Mr. Trapp is a Certified Public Accountant and received his Bachelor of Science degree in Accounting from St. Peter’s College in Jersey City, New Jersey.

Frank Kneller – Director. Mr. Kneller is currently the Chief Operating Officer of Verengo Solar, a leading residential solar installation business that was founded in 2008 and grew rapidly to be a top 5 installer by 2014. Kneller was recruited to Verengo Solar last October for his successful track record of driving operational excellence at multiple companies and across several different industries. In eight months, Kneller executed a turnaround project that reduced expenses and increased revenues in the strategic solar market of Southern California. From 2010 to 2014, Kneller served as the Vice President of Sales & Operations at Sears Holding Company, where he led sales and operations with full profit and loss responsibility of $1.3B, 740+ corporate stores, six franchise stores, multiple call centers, and over 12,000 associates. From 2007 to 2010, he served as the Chief Executive Officer of Aquion Water Treatment Products, a $250M global manufacturer and marketer of water treatment equipment and water quality solutions, where he was selected by the board to lead the revitalization of the company and was responsible for a total reorganization of the business.

Karim Babay – Director Nominee. Mr. Babay is currently the President and Chief Investment Officer of Intrinsic Value Investment Partners, a hedge fund that is value focused. Mr. Babay has over 15 years of global investing and corporate finance experience allocating capital across the capital structure (credit and equity), angel investing, liquid and illiquid investments in securities. Mr. Babay started his Wall Street career at Lehman Brothers’ Mergers and Acquisition department. As a result of his stellar achievements, Mr. Babay was invited to join the Center of Excellence team of Principal Investing and, later joined the Capital Structure Arbitrage desk. A notable achievement at the global macro level was Mr. Babay’s call of the Housing Market Bubble in late 2005, which was mentioned in Larry McDonald’s book, “Colossal Failure of Common Sense.” Mr. Babay left Lehman Brothers in 2006 and joined Foxhill Capital, a distressed/ special situation hedge fund, as a partner and member of the investment committee. Prior to his Wall Street experience, Mr. Babay implemented the global strategy for various international companies across the Middle East and Europe. Mr. Babay is proficient in three languages, English, French and Arabic, and possesses significant knowledge and understanding of global trends and their impact on current market conditions. Mr. Babay has published numerous studies and analysis while at Columbia University. Mr. Babay is a member of the Board of Directors of the Arab Bankers Association of North America (ABANA), Overground Arts Alliance, and Chairman of the Board of the Friendship Ambassadors Foundation, Inc. (FAF). Mr. Babay received a B.S. in finance and economics from HEC Institute and an MBA from Columbia Graduate School of Business.

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Richard Geib – Chief Technical Officer. Mr. Geib was appointed as the Chief Technical Officer of the Company upon the consummation of the merger. Mr. Geibserved as Global Recycling Technologies’ Director of Technology and Development from July 2007 until the merger. Since 2002 through current, Mr. Geib has served as the President of WEBA, which develops advanced additive packages for antifreeze and heat transfer fluid and used glycol treatment processes, including re-distillation and recovery technology. Under Mr. Geib’s direction, WEBA launched its additive sales into Canada and Mexico. From 1998 through 2002, Mr. Geib served as President of Additives Inc., a former chemical division of Silco Distributing Co., where he developed new products, added many domestic customers, began industry trade show participation, became chairman of ASTM Coolants Committee, and established a laboratory, customer service, production, and sales department. From 1994 to 1998, Mr. Geib served as the Manager of the Chemical Division of Silco Distributing Company, where he developed and grew his division, developed products, designed a production plant, negotiated contracts for outside production, wrote marketing and technical literature, developed and implemented a sales program, arranged freight, and managed cash flow. From 1990 to 1994, Mr. Geib served as the President of Chemical Sales Company. From 1969 through 1989, Mr. Geib held several positions with Monsanto Company, including, Director of Sales, Detergents and Phosphates Division; Director, Process Chemicals, Europe/Africa Monsanto’s Europe/Africa Headquarters, Brussels, Belgium; Strategic and Financial Planning Director, Process Chemicals Division; Business Manager for Maleic Anhydride, Chlor-Alkali, Phosphate Esters, Fumaric Acid, etc.; Plant Manager Monsanto’s W.G. Krummrich Plant; Operations Superintendent Monsanto’s W.G. Krummrich Plant; Production Supervisor for the 4-Nitrodiphenylamine Chlorine and Caustic Soda/Potash plants; and Design and Plant Engineer World Headquarters.

Significant Employees

The Company also relies on the following employees to make significant contributions to its business:

Todd Smith – Executive Vice President of Sales. As Executive Vice President of Sales, Mr. Smith is responsible for the coordinated sales and marketing development of the Company’s portfolio of antifreeze, high performance, and specialty-blended solutions. Prior to assuming the role of Executive Vice President of Sales, since 2010, Mr. Smith has served as the Company’s Chief Operating and as Senior VP Sales, Mergers & Acquisitions. From 1995 to 2008, Mr. Smith served as President of Northeast Environmental Services, Inc. (“NES”), located in Cumberland, Rhode Island. NES specialized in the recycling of used engine coolants, and the distribution of recycled automotive antifreezes, as well as various other collection and disposal services offered to the customer base. Mr. Smith was responsible for all aspects of the NES operations, and by 2007, NES had gone from its infancy to achieving $5,000,000 in gross revenues. Mr. Smith supervised the daily operations, research and development, and finances of NES. Additionally, Mr. Smith was directly involved in the development of a sales force that led to a customer base of over 3,000 clients, maintaining account relations and retention, and the expansion of NES from a 100 mile radius to the entire Northeastern United States. In 2000 and 2003, Mr. Smith was nominated for the Small Business Association Entrepreneur of the Year Award.

Grant Sahag, Esq. – Executive Vice President and Chief Information Officer. As Executive Vice President and Chief Information Officer, Mr. Sahag provides leadership to the Company’s strategic and analytics teams in order to support the expansion and integration of the Company’s Quality Control & Assurance Program, field operation technology, financial systems, and GlyEco University, its intellectual property and education platform. Prior to being named as Executive Vice President and Chief Information Officer, Mr. Sahag served as Senior VP Business Development and VP International Development. Before joining the Company, Mr. Sahag was a business attorney who specialized in providing strategic business development advice to emerging growth companies. Mr. Sahag managed a practice that focused in the areas of business formation, corporate governance, mergers and acquisitions, intellectual property, strategic partnerships, and international development. Mr. Sahag’s past clients include technology start-ups, retailers, U.S. and international universities, school districts, non-profit charities, and professional athletes. Mr. Sahag has lead several international initiatives, including the expansion of retail franchises into Mexico, the development of a legal practice in Asia, and supply-chain logistics strategy for a non-profit in Africa. Mr. Sahag received a Juris Doctor from Arizona State University, specializing in business law, and a B.S. in Business Administration from the University of Arizona. Mr. Sahag is President and Chairman of the non-profit charity Success Through Sports.

Maria Tellez – Vice President of Finance. As Vice President of Finance, Ms. Tellez is responsible for the oversight of the Company’s financial systems. Prior to being named as Vice President of Finance, Ms. Tellez served as the Company’s Controller. Ms. Tellez has over 15 combined years of accounting, audit, and controllership experience. Since 2008 until joining the Company, Ms. Tellez served as the Assistance Controller of Empereon Marketing / Constar Financial Services, where she assisted in the documentation, development, implementation, and management of the company’s internal control processes and procedures. From 2004 to 2008, she performed audit and review procedures as an Auditor with KMJ Corbin & Company, LLP. From 1999 to 2004, she was a Senior Accountant with Bechtel Corporation, where she managed a staff of accountants in the billing, compliance, contracts, and general ledger departments. Ms. Tellez earned a Bachelor of Science (B.S.) degree in Accounting/Finance from the University of Arizona in 1998.

Matt Hamilton, Esq. – General Counsel and Corporate Secretary. Mr. Hamilton joined the Company upon earning his Juris Doctor (J.D.) degree from the Sandra Day O'Connor College of Law at Arizona State University in 2012. Mr. Hamilton's focus prior to joining the Company was in pro bono legal work. He worked at the College of Law's Civil Justice Clinic, where he and a colleague argued a pro bono case before the Arizona Court of Appeals, and he volunteered at the Arizona Center for Disability Law, where he focused on know-your-rights literature. Mr. Hamilton was a William H. Pedrick Scholar at the College of Law and served as Executive Managing Editor of the Sports and Entertainment Law Journal. Mr. Hamilton is admitted to practice law in the State of Arizona. He graduated summa cum laude with a Bachelor of Science (B.S.) degree in Political Science from Arizona State University in 2009.

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Family Relationships

Keri Smith and Todd Smith are siblings. No other family relationship exists that is reportable under Item 401(d) of Regulation S-K.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

o

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

o

subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

o

found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

o

subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

o

subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment / Consulting Agreements

Richard Geib - On August 4, 2014, the Company entered into a Consulting Agreement with Richard Geib, the Company’s Chief Technical Officer. The Consulting Agreement superseded the terms of the Consulting Agreement previously entered into between Global Recycling Technologies, Ltd., a Delaware corporation (“Global Recycling”), and Mr. Geib on May 3, 2010, which the Company assumed upon the consummation of a reverse triangular merger with Global Recycling on November 28, 2011.

The Consulting Agreement is for a term of two years and may be extended for additional one-year terms by written agreement. Pursuant to the Consulting Agreement, Mr. Geib will assist in the further development and implementation of the Company’s proprietary technology for recycling glycol, the GlyEco TechnologyTM, and perform such other duties as requested by the Company’s Chief Executive Officer. In consideration for his services during the term, the Company will compensate Mr. Geib with an initial engagement fee of $50,000, a monthly consulting fee of $12,500 per month for the first year of the term, a to be determined monthly consulting fee for the second year of the term, and a total of 2,700,000 warrants to purchase shares of GlyEco common stock, par value $0.0001 per share, at an exercise price of $0.73 per share, of which half shall vest immediately and the remaining amount shall vest on August 4, 2015.

David Ide - On September 4, 2015, the Company entered into a Consulting Agreement with David Ide, the Company’s Chief Executive Officer and President. The Agreement supersedes the terms of the Consulting Agreement previously entered into between the Company and Mr. Ide on February 15, 2015.

Pursuant to the Agreement, the Company has engaged Mr. Ide to continue to serve as the Company’s Chief Executive Officer and President and to have the duties and responsibilities ascribed to such positions in the Company’s Amended and Restated Bylaws. Mr. Ide’s engagement under the Agreement commences on September 1, 2015 (the “Effective Date”), and shall continue until April 30, 2016. Thereafter, Mr. Ide’s engagement may be extended by a subsequent written agreement.

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In consideration for his services during the term, the Company will compensate Mr. Ide with a base salary of $16,667.67 per month of which 50% will be paid in cash and 50% will be paid in restricted common stock, which restricted stock shall be granted at the end of each fiscal quarter and shall be priced at the closing price of the Company’s common stock on the last trading day of each fiscal quarter. Mr. Ide will also receive a one-time bonus of $167,667 worth of restricted common stock priced as of the Effective Date at $0.11 per share. This restricted common stock shall vest only upon meeting the following metrics: 50% shall vest upon the Company achieving a year-over-year revenue increase of at least 20% for the first half of fiscal year 2016, and 50% shall vest upon the Company achieving EBITDA positive results for the first half of fiscal year 2016.

Director Independence

The Board of Directors has determined that each of the following qualifies as an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules: Dwight Mamanteo, Michael Jaap, Richard Q. Opler, Charles Trapp, Frank Kneller, and Karim Babay.

David Ide does not qualify as an “independent director,” as Mr. Ide is currently an executive officer of the Company. Ms. Smith also does not qualify as an “independent director,” as she is a family member of an executive officer.

Board Oversight of Risk Management

The Board of Directors has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. The Board’s Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks.

Code of Business Conduct and Ethics

On August 5, 2014, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”), which sets forth legal and ethical standards of conduct applicable to all directors, officers, and employees of the Company.

The Code of Business Conduct and Ethics supersedes and replaces the Code of Ethics previously adopted by the Board of the Company on January 20, 2012 (the “Prior Code”). The adoption of the Code of Business Conduct and Ethics did not relate to, or result in, any waiver, explicit or implicit, of any provision of the Prior Code.

A copy of the Code of Business Conduct and Ethics may be requested, free of charge, by sending a written communication to Matt Hamilton, General Counsel, at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044. The Code of Business Conduct and Ethics has also been posted on the Company’s website, www.glyeco.com.

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Committees of the Board of Directors and Meeting Attendance

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including the following:

●

monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

●

assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

●	provides a medium for consideration of matters relating to any audit issues; and

●	prepares the audit committee report that the rules require be included in our filings with the SEC.

The members of our Audit Committee are Charles Trapp, Richard Q. Opler, Michael Jaap, and Frank Kneller. Mr. Trapp serves as chairperson of the committee. The Board of Directors has determined that Mr. Trapp meets the criteria of an “audit committee financial expert” (as defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Trapp is also an “independent director” as defined by Section 10A(m)(3)(B)(ii) of the Exchange Act and Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

The Boardof Directors has adopted a written charter for the Audit Committee, a copy of which can be accessed online at www.glyeco.com/corporategov.html.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our directors and executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the Compensation Committee with its charter.

The members of our Compensation Committee are Michael Jaap, Richard Q. Opler, Dwight Mamanteo, and Frank Kneller. Mr. Jaap serves as chairperson of the committee.

The Boardof Directors has adopted a written charter for the Compensation Committee, a copy of which can be accessed online at www.glyeco.com/corporategov.html.

Governance and Nominating Committee

The Governance and Nominating Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluating our Board of Directors and our management; developing, reviewing and recommending corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our Board of Directors on corporate governance and related matters.

The members of our Governance and Nominating Committee are Frank Kneller and Dwight Mamanteo. Mr. Kneller serves as chairperson of the committee.

The Boardof Directors has adopted a written charter for the Governance and Nominating, a copy of which can be accessed online at www.glyeco.com/corporategov.html.

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Attendance

During the fiscal year ended December 31, 2014, the Board held nine meetings and took action by written consent on one occasion. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

The Company does not have a written policy requiring directors to attend the annual meeting of stockholders, but attendance is encouraged. In 2014, all of the directors attended our annual meeting of stockholders. We presently anticipate that at least one director will attend this year’s annual meeting of stockholders.

Director Nomination

The Governance and Nominating Committee has nominated Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Charles Trapp, and Frank Kneller, each of whom is a current member of the Board, for re-election at the Annual Meeting. The Committee has also nominated Karim Babay for election to the Board as a new member.

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. In selecting Board candidates, it is the Governance and Nominating Committee’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

The Board of Directors believes that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors, and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the copies of such reports, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% stockholders were complied with during the fiscal year ended December 31, 2014.

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DIRECTOR COMPENSATION

The table below sets forth the Compensation paid to our Directors during the fiscal year ended December 31, 2014.

Director	Fees Earned or Paid in Cash		All Other Compensation	Stock Awards		Total
Michael Jaap	$2,000	(1)	$-	$10,155	(1)	$12,155
Everett Alexander	$1,500	(2)	$-	$18,900	(2)	$20,400
Joseph Ioia	$1,500	(3)	$82,332	$-	(3)	$83,832
Richard Q. Opler	$2,000	(4)	$-	$5,475	(4)	$7,475
Keri Smith	$2,000	(5)	$-	$5,475	(5)	$7,475
Dwight Mamanteo	$2,000	(6)	$-	$25,920	(6)	$27,920
David Ide	$500	(7)	$-	$10,950	(7)	$11,450

____________

(1)

Mr. Jaap was paid $2,000 as compensation for sitting on the Board of Directors. Mr. Jaap was granted on September 30, 2014, 10,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024. 5,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $4,680. Mr. Jaap was also granted on December 18, 2014, 25,000 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. 12,500 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $5,475.

(2)

Mr. Alexander, who until August 22, 2014, was a member of our Board of Directors, was paid $1,500 as compensation for sitting on the Board of Directors. Mr. Alexander was granted on January 15, 2014, 50,000 shares of Common Stock issuable upon the exercise of options at $1.03 per share until January 15, 2024. 25,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $18,900.

(3)

Mr. Ioia, who until August 22, 2014, was a member of our Board of Directors, was paid $82,332 pursuant to his consulting agreement, in addition to his compensation of $1,500 for sitting on the Board of Directors.

(4)

Mr. Opler was paid $2,000 as compensation for sitting on the Board of Directors. Mr. Opler was granted on December 18, 2014, 25,000 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. 12,500 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $5,475.

(5)

Ms. Smith was paid $2,000 as compensation for sitting on the Board of Directors. Ms. Smith was granted on December 18, 2014, 25,000 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. 12,500 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $5,475.

(6)

Mr. Mamanteo was paid $2,000 as compensation for sitting on the Board of Directors. Mr. Mamanteo was granted on January 15, 2014, 50,000 shares of Common Stock issuable upon the exercise of options at $1.03 per share until January 15, 2024. 25,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $18,900. Mr. Mamanteo was also granted on September 30, 2014, 15,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024. 7,500 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $7,020.

(7)

Mr. Ide was paid $500 as compensation for sitting on the Board of Directors. Mr. Ide was granted on December 18, 2014, 50,000 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024. 25,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, in accordance with FASB ASC 718, was $10,950.

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EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) or acting in similar capacity during the last completed fiscal year, regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Warrant Awards ($)		Option Awards ($)(9)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

John Lorenz,	2014	$130,385	$-	$-		$0	(1)	$-	$-	$2,000	(7)	$132,385
President and CEO (PEO)	2013	175,000	30,000	-		198,090	(1)	-	-	2,100	(7)	405,190

Alicia Williams Young,	2014	95,769	-	-		16,254	(2)	-	-	-		112,023
CFO (PFO)	2013	100,500	17,500	-		132,060	(2)	-	-			250,060

Richard Geib,	2014	-	-	582,718	(3)	0	(4)	-	-	119,668		702,386
Chief Technical Officer	2013	-	-	58,000	(3)	44,020	(4)	-	-	-		102,020

Janet Carnell Lorenz,	2014	14,769	-	-		11,574	(5)	-	-	84,500	(8)	110,843
Chief Business Development Officer	2013	-	5,000	-		132,060	(5)	-	-	108,000	(8)	245,060

Todd Smith,	2014	98,615	-	-		0	(6)	-	-	-		98,615
Chief Operating Officer	2013	120,000	5,000	-		132,060	(6)	-	-	-		257,060

____________

(1)	The estimated value of the options issued to Mr. John Lorenz is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Years Ended December 31, 2013 and 2014.”
(2)	The estimated value of options issued to Ms. Williams Young is based on the Black-Scholes method. See disclosure below under “Option/SAR Grants in the Fiscal Years Ended December 31, 2013 and 2014.”
(3)	The estimated value of the warrants issued to Mr. Geib is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Years Ended December 31, 2013 and 2014.”
(4)	The estimated value of the options issued to Mr. Geib is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Years Ended December 31, 2013 and 2014.”
(5)

The estimated value of the options issued to Ms. Carnell Lorenz is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Year Ended December 31, 2013 and 2014.”

(6)	The estimated value of the options issued to Mr. Smith is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Years Ended December 31, 2013 and 2014.”
(7)	Consisted $2,100 and $2,000 paid to Mr. Lorenz as compensation for being a Director in the Fiscal Years Ended December 31, 2013 and 2014, respectively.
(8)

Consisted of consulting service fees paid to Ms. Carnell Lorenz by the Company. Ms. Carnell Lorenz provided marketing consulting services to the Company through Market Tactics, Inc., a corporation solely owned by Ms. Carnell Lorenz. Neither Ms. Carnell Lorenz nor Market Tactics has a formal written consulting agreement with the Company. Ms. Carnell Lorenz, by and through Market Tactics, was paid on a monthly basis and earned $7,500 from January 2013 to March 2013 and $9,500 from April 2013 to December 2013. For 2014, she was paid $9,500 from January to March and $8,000 from April to October. She became an employee in November of 2014.

(9)

These amounts represent full grant date fair value of these awards, in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 12 of our audited financial statements for the fiscal years ended December 31, 2014 and 2013.

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Option/SAR Grants in Fiscal Year Ended December 31, 2014

In 2014, our named executive officers were granted the following:

Ms. Williams Young was granted on June 30, 2014, 43,043 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024. 21,521 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $11,574.

Ms. Williams Young was also granted on September 30, 2014, 10,000 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024. 5,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $4,680.

Ms. Carnell Lorenz was granted on June 30, 2014, 43,043 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024. 21,521 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $11,574.

Mr. Geib was granted on August 4, 2014, 2.7 million shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until August 4, 2019. 1,350,000 of the warrants vested immediately upon grant with the balance of the warrants vesting twenty-five percent each quarter beginning on December 31, 2014. The aggregate grant date estimated fair value of the warrants vested in 2014, determined by the Black-Scholes method, was $582,718.

Option/SAR Grants in Fiscal Year Ended December 31, 2013

In 2013, our named executive officers were granted the following:

Mr. Lorenz was granted on September 20, 2013, 450,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 225,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $198,090.

Ms. Williams Young was granted on September 20, 2013, 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 150,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $132,060.

Mr. Geib was granted on September 20, 2013, 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 50,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $44,020. Pursuant to his consulting agreement, Mr. Geib was also issued 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2018. The aggregate grant date estimated fair value of these warrants, determined by the Black-Scholes method, was $58,000.

Ms. Carnell Lorenz was granted on September 20, 2013, 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 150,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $132,060.

Mr. Smith was granted on September 20, 2013, 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 225,000 of the options granted vested immediately upon grant with the balance of the options vesting fifty percent on each of the next two anniversaries of the grant date. The aggregate grant date estimated fair value of these options, determined by the Black-Scholes method, was $132,060.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officer regarding the number of shares subject to both exercisable and unexercisable stock options and warrants, as well as the exercise prices and expiration dates thereof, as of December 31, 2014.

Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/Warrant Exercise Price ($/Sh)	Option/Warrant Expiration Date
John Lorenz	156,000	-	$1.25	2/15/2016
	119,172	-	$1.00	6/27/2021
	318,356	-	$1.00	6/27/2021
	575,000	-	$0.50	10/25/2021
	450,000	-	$0.50	12/5/2022
	337,500	112,500	$1.00	9/20/2023
Alicia Williams Young	15,000	-	$1.00	6/27/2021
	250,000	-	$0.50	10/25/2021
	355,000	-	$0.50	12/5/2022
	225,000	75,000	$1.00	9/20/2023
	21,521	21,522	$0.69	06/30/2024
	5,000	5,000	$0.66	09/30/2024
Richard Geib	100,000	-	$0.50	5/3/2016
	100,000	-	$0.50	5/3/2017
	1,350,000	-	$0.73	8/4/2017
	337,500	-	$0.73	12/31/2017
	337,500	-	$0.73	3/31/2018
	100,000	-	$0.50	5/3/2018
	337,500	-	$0.73	6/30/2018
	337,500	-	$0.73	9/30/2018
	60,000	-	$1.00	6/27/2021
	40,000	-	$1.00	6/27/2021
	150,000	-	$0.50	10/25/2021
	75,000	25,000	$1.00	9/20/2023
Todd Smith	300,000	-	$0.50	10/25/2021
	425,000	-	$0.50	12/5/2022
	225,000	75,000	$1.00	9/20/2023
Janet Carnell Lorenz	80,000	-	$1.00	6/27/2021
	180,000	-	$1.00	6/27/2021
	300,000	-	$0.50	10/25/2021
	350,000	-	$0.50	12/5/2022
	225,000	75,000	$1.00	9/20/2023
	21,521	21,522	$0.69	06/30/2024

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Stock Option Plans

Third Amended and Restated 2007 Stock Incentive Plan

Upon the consummation of the merger, Global Recycling’s Third Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”) was assumed by the Company.

The following is a summary of certain of the more significant provisions of the 2007 Stock Plan. The statements contained in this summary concerning the provisions of the 2007 Stock Plan are merely summaries and do not purport to be complete. They are subject to and qualified in their entirety by the actual terms of the 2007 Stock Plan. A copy of the 2007 Stock Plan has been incorporated by reference as Exhibit 4.4 to our Annual Report on Form 10-K for the year ending December 31, 2014 and is incorporated by reference herein.

Shares Reserved Under the 2007 Stock Plan

We have reserved 6,742,606 shares of our common stock issuable upon exercise of options granted under the 2007 Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company (collectively, “Eligible Persons”). As of September 21, 2015, we have issued 6,647,606 options to purchase the shares of our common stock originally reserved under the 2007 Stock Plan. All previously granted options issued pursuant to the 2007 Stock Plan will be subject to the requirements set forth in the 2007 Stock Plan and are Non-Qualified Stock Options.

The aggregate number of shares that may be granted to any one Eligible Person in any year will not exceed 50.0% of the total number of shares that may be issued under the 2007 Stock Plan. At the discretion of the Plan Administrator (defined below), the number and type of shares of our common stock available for award under the 2007 Stock Plan (including the number and type of shares and the exercise price covered by any outstanding award) may be adjusted for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares.

Administration

The 2007 Stock Plan is currently being administered by our Board of Directors. Our Board of Directors may delegate its authority and duties under the 2007 Stock Plan to a committee. Our Board of Directors and/or any committee that has been delegated the authority to administer the 2007 Stock Plan is referred to as the “Plan Administrator.” Subject to certain restrictions, the Plan Administrator generally has full discretion and power to (i) determine all matters relating to awards issued under the 2007 Stock Plan, including the persons to be granted awards, the time of grant, the type of awards, the number of shares of our common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations of an award, (ii) interpret, amend, and rescind any rules and regulations relating to the 2007 Stock Plan, (iii) determine the terms of any award agreement made pursuant to the 2007 Stock Plan, and (iv) make all other determinations that may be necessary or advisable for the administration of the 2007 Stock Plan. All decisions made by the Plan Administrator relating to the 2007 Stock Plan will be final, conclusive, and binding on all persons.

Eligibility

The Plan Administrator may grant any award permitted under the 2007 Stock Plan to any Eligible Person. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors will be eligible to receive only Non-Qualified Stock Options (“NQSOs”). An award may be granted to a proposed employee or director prior to the date he, she, or it performs services for the Company, so long as the award will not vest prior to the date on which the proposed employee or director first performs such services.

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Awards under the 2007 Stock Plan

Under the 2007 Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as NQSOs or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards (collectively, the “Awards”). An Eligible Person who has been granted an Option is referred to in this summary as an “Optionee” and an Eligible Person who has been granted any other type of Award is referred to in this summary as a “Participant.”

No Award granted under the 2007 Stock Plan can be inconsistent with the terms and purposes of the 2007 Stock Plan. Additionally, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

The Plan Administrator may grant to Optionees NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of our common stock during such time as the Plan Administrator may determine. A NQSO that is exercisable at the time an Optionee ceases providing services to the Company will remain exercisable for such period of time as determined by the Plan Administrator. Generally, Options that are intended to be ISOs will be treated as NQSOs to the extent that the Fair Market Value of the common stock issuable upon exercise of such ISO, plus all other ISOs held by such Optionee that become exercisable for the first time during any calendar year, exceeds $100,000.

An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as an ISO under the Code, the Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within 10 years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10.0% of the total voting power of the Company). Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to the Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

A SAR is a right granted to a Participant to receive, upon surrender of the right, payment in an amount equal to (i) the excess of the Fair Market Value of one share of common stock on the date the right is exercised, over (ii) the Fair Market Value of one share of common stock on the date the right is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Plan Administrator. Restricted stock awards may be subject to (i) forfeiture upon termination of employment or service during an applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator.

A Performance Award grants the Participant the right to receive payment upon achievement of certain performance goals established by the Plan Administrator. Such payments will be valued as determined by the Plan Administrator and will be payable to or exercisable by the Participant for cash, shares of our common stock, other awards, or other property determined by the Plan Administrator.

Other Awards may be issued under the 2007 Stock Plan, which include, without limitation, (i) shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of our common stock, and (iv) awards valued by reference to the value of shares of our common stock or the value of securities or the performance of specified subsidiaries of the Company.

Exercise Price

The price for which shares of our common stock may be purchased upon exercise of a particular Award will be determined by the Plan Administrator at the time of grant. However, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

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No Deferral Features

No Award granted under the 2007 Stock Plan will contain a deferral feature. Awards cannot be modified or otherwise extended. No Award will contain a provision providing a reduction in the applicable exercise price, an addition of a deferral feature, or any extension of the term of the award.

Payment / Exercise of Award

An Award may be exercised using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment, (c) cashless exercises, (d) the granting of replacement awards, (e) any combination of the above, or (f) such other means as the Plan Administrator may approve. No shares of our common stock will be delivered in connection with the exercise of any Award until payment in full of the exercise price is received by the Company.

Change of Control

The Stock Option provides that if a Change of Control (as defined in the 2007 Stock Plan) occurs, then the surviving, continuing, successor, or purchasing entity (the “Acquiring Company”), will either assume our rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Company’s capital stock. If the Acquiring Company elects not to assume or substitute for such outstanding Awards in connection with a Change of Control, our Board of Directors may determine that all or any unexercisable and/or unvested portions of outstanding Awards will be immediately vested and exercisable in full upon consummation of the Change of Control. Unless otherwise determined by our Board of Directors, Awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control. Upon the consummation of the Merger, the Company assumed the obligations of Global Recycling under the Plan.

Amendment

Our Board of Directors may, without action on the part of our stockholders, amend, change, make additions to, or suspend or terminate the 2007 Stock Plan as it may deem necessary or appropriate and in the best interests of the Company; provided, however, that our Board of Directors may not, without the consent of the Participants, take any action that disqualifies any previously granted Option for treatment as an ISO or which adversely affects or impairs the rights of the holder of any outstanding Award. Additionally, our Board of Directors will need to obtain the consent of our stockholders in order to (a) amend the 2007 Stock Plan to increase the aggregate number of shares of our common stock subject to the plan, or (b) amend the 2007 Stock Plan if stockholder approval is required either (i) to comply with Section 422 of the Code with respect to ISOs, or (ii) for purposes of Section 162(m) of the Code.

Term

The 2007 Stock Plan will remain in full force and effect through May 30, 2017, unless terminated earlier by our Board of Directors. After the 2007 Stock Plan is terminated, no future Awards may be granted under the 2007 Stock Plan, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). By written consent in lieu of a meeting, dated March 14, 2012, Company stockholders owning an aggregate of 14,398,402 shares of Common Stock (representing approximately 66.1% of the 22,551,991 outstanding shares of Common Stock) approved and adopted the 2012 Plan. Also by written consent in lieu of a meeting, dated July 27, 2012, stockholders of the Company owning an aggregate of 12,676,202 shares of Common Stock (representing approximately 51.8% of the then 24,451,991 outstanding shares of Common Stock) approved an amendment to the 2012 Plan to increase the number of shares reserved for issuance under the 2012 Plan by 3,000,000 shares.

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company. As of September 21, 2015, we have issued 5,648,720 options under the 2012 Plan. The following description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan. A copy of the 2012 Plan has been filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ending December 31, 2014 and is incorporated by reference herein.

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Purpose of the 2012 Plan

The purpose of the 2012 Plan is to attract, retain, and motivate employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company’s stockholders. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. The Company has reserved and authorized the issuance of up to 6,500,000 shares of the Company’s Common Stock pursuant to awards granted under the 2012 Plan, subject to adjustment in the case of any stock dividend, forward or reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

The 2012 Plan includes a variety of forms of awards, including (i) stock options intended to qualify as Incentive Stock Options (“Incentive Stock Options”) under the Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options not intended to qualify as Incentive Stock Options under the Code (“Nonqualified Stock Options”), (iii) stock appreciation rights, (iv) restricted stock awards, (v) performance stock awards and (vi) other stock-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company. 5,010,072 stock options have been granted under the 2012 Plan.

Plan Administration

The 2012 Plan will be administered by the Board of Directors of the Company (the “Board”). The Board may delegate all or any portion of its authority and duties under the 2012 Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. Notwithstanding anything contained in the 2012 Plan to the contrary, only the Board or a committee thereof composed of two or more “Non-Employee Directors” (as that term is defined in Rule 16b-3 of the Exchange Act may make determinations regarding grants of awards to executive officers, directors, and 10% stockholders of the Company (“Affiliates”).

The Board and/or any committee that has been delegated the authority to administer the 2012 Plan, as the case may be, will be referred to as the “Plan Administrator.”

The Plan Administrator has the authority, in its sole and absolute discretion, to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the 2012 Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the 2012 Plan of any entity acquired by the Company or a subsidiary of the Company.

Eligibility

Any employee, director, proposed employee or director, independent contractor (or employee or agent thereof), or other agent or person who provides valuable services to the Company will be eligible to receive awards under the 2012 Plan. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors) will be eligible to receive only Nonqualified Stock Options.

Change of Control

Unless otherwise provided by the Board, in the event of a Change of Control (as defined in the 2012 Plan), the surviving, continuing, successor, or purchasing entity or parent entity thereof, as the case may be (the “Acquiring Company”), will either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Company’s capital stock. In the event the Acquiring Company elects not to assume or substitute for such outstanding awards in connection with a Change of Control, the Board may, in its sole and absolute discretion, provide that all or any unexercisable and/or unvested portions of the outstanding awards will be immediately vested and exercisable in full upon consummation of the Change of Control. The vesting and/or exercise of any award that is permissible solely by reason of this section will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.

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Exercise Price of Options

The price for which shares of Common Stock may be purchased upon exercise of a particular option will be determined by the Plan Administrator at the time of grant; provided, however, that the exercise price of any award granted under the 2012 Plan will not be less than 100% of the Fair Market Value (as defined in the 2012 Plan) of the Common Stock on the date such option is granted (or 110% of the Fair Market Value of the Common Stock if the award is granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Term of Options; Modifications

The Plan Administrator will set the term of each stock option, but no Incentive Stock Option will be exercisable more than ten years after the date such option is granted (or five years for an Incentive Stock Option granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Payment; No Deferrals.

Awards granted under the 2012 Plan may be settled through exercise by (i) cash payments, (ii) the delivery of Common Stock (valued at Fair Market Value), (iii) the cashless exercise of such award, (iv) the granting of replacement awards, (v) combinations thereof as the Plan Administrator will determine, in its sole and absolute discretion, or (vi) any other method authorized by the 2012 Plan. The Plan Administrator will not permit or require the deferral of any award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No award granted under the 2012 Plan will contain any deferral feature.

Other Stock-Based Awards

Stock Appreciation Rights.

The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the 2012 Plan or with respect to a number of shares for which no option has been granted. A stock appreciation right will entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to (i) the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of one share of Common Stock on the date the right is granted; provided, however, that in the case of stock appreciation rights granted in tandem with or otherwise related to any award under the 2012 Plan, the grant price per share will be at least the Fair Market Value per share of Common Stock on the date the right was granted. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights and such other terms and conditions for such rights as the Plan Administrator may determine, in its sole and absolute discretion.

Restricted Stock Awards.

The Plan Administrator may grant restricted stock awards consisting of shares of Common Stock or denominated in units of Common Stock in such amounts as determined by the Plan Administrator, in its sole and absolute discretion. Restricted stock awards may be subject to (i) forfeiture of such shares upon termination of employment or Service (as defined below) during the applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, such as those described in Section 5.8(c) of the 2012 Plan, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator, in its sole and absolute discretion, and as set forth in the instrument evidencing the award. These restrictions may lapse separately or in combinations or may be waived at such times, under such circumstances, in such installments, or otherwise as determined by the Plan Administrator, in its sole and absolute discretion. Certificates representing shares of Common Stock subject to restricted stock awards will bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Plan Administrator until such time as all applicable restrictions lapse.

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Performance Share Awards.

The Plan Administrator may grant performance share awards that give the award recipient the right to receive payment upon achievement of certain performance goals established by the Plan Administrator, in its sole and absolute discretion, as set forth in the instrument evidencing the award. Such payments will be valued as determined by the Plan Administrator and payable to or exercisable by the award recipient for cash, shares of Common Stock (including the value of Common Stock as a part of a cashless exercise), other awards, or other property as determined by the Plan Administrator. Such conditions or restrictions may be based upon continuous Service (as defined below) with the Company or the attainment of performance goals related to the award holder’s performance or the Company’s profits, profit growth, profit-related return ratios, cash flow, stockholder returns, or such other criteria as determined by the Plan Administrator. Such performance goals may be (i) stated in absolute terms, (ii) relative to other companies or specified indices, (iii) to be achieved during a period of time, or (iv) as otherwise determined by the Plan Administrator.

Other Stock-Based Awards.

The Plan Administrator may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as may be deemed by the Plan Administrator to be consistent with the purposes of the 2012 Plan and applicable laws and regulations. Such other awards may include, without limitation, (i) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of Common Stock, and (iv) awards valued by reference to the value of shares of Common Stock or the value of securities or the performance of specified subsidiaries of the Company.

Transferability

Any Incentive Stock Option granted under the 2012 Plan will, during the recipient’s lifetime, be exercisable only by such recipient, and will not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award granted under the 2012 Plan and any of the rights and privileges conferred thereby will not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award will be exercisable during the recipient’s lifetime only by the recipient.

Term of the 2012 Plan

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by the Board. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions.

Consideration

The Board or Committee will grant Stock Options under the 2012 Plan in consideration for services rendered. There will be no other consideration received or to be received by the Company or any of its subsidiaries for the granting or extension of Stock Option under the 2012 Plan.

Golden Parachute Compensation

There exists no agreement or understanding, whether written or unwritten, concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of the assets of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our Common Stock beneficially owned as of September 21, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer, director, and director nominee, and (iii) all executive officers, directors, and director nominees as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of the date of determination are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock (2)

Executive Officers, Directors, and Director Nominees

David Ide --Chief Executive Officer, President, and Director	702,639	(3)	*

Richard Geib --Chief Technical Officer	3,457,400	(4)	4.63%

Dwight Mamanteo --Chairman of the Board	1,009,095	(5)	1.41%

Michael Jaap --Director	651,167	(6)	*

Keri Smith --Director	274,867	(7)	*

Richard Q. Opler --Director	404,756	(8)	*

Charles Trapp --Director	206,392	(9)	*

Frank Kneller --Director	25,000	(10)	*

Karim Babay --Director Nominee	475,000	(11)	*

Executive Officers, Directors, and Director Nominees as a group (9 persons)	7,206,316	(3)-(11)	9.44%

5% Stockholders

Leonid Frenkel 401 City Avenue, Suite 528 Bala Cynwyd, PA 19004	8,602,073	(12)	11.48%

Ralph M. Amato 2105 Plantation Village Dorado, PR 00646	6,050,000	(13)	8.40%

Wynnefield Capital Management, LLC 450 Seventh Avenue, Suite 509 New York, NY 10123	10,635,247	(14)	14.92%

John Lorenz & Janet Carnell Lorenz 3511 E. Desert Broom Way Phoenix, AZ 85044	6,859,681	(15)	9.17%

______________

*	Represents less than 1%

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(1)	Unless otherwise indicated, the business address of each individual named is 4802 East Ray Road, Suite 23-408, Phoenix, Arizona 85044 and our telephone number is (866) 960-1539.

(2)	Based on 71,303,303 shares of Common Stock of GlyEco, Inc. outstanding as of September 21, 2015.

(3)

Includes (i) 10,417 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 7,500 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024, and (iii) 25,000 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024.

(4)

Includes (i) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2016, (ii) 40,000 shares of Common Stock issuable upon exercise of a warrant at $1.00 per share until June 27, 2021, (iii) 100,000 shares of Common Stock issuable upon the exercise of a warrant at $0.50 per share until May 3, 2017, (iv) 100,000 shares of Common Stock issuable upon the exercise of a warrant at $0.50 per share until May 3, 2018, (v) 60,000 shares of Common Stock issuable upon exercise of options at $1.00 per share until June 27, 2021, (vi) 150,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (vii) 1,350,000 shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until August 4, 2017, (viii) 75,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, (ix) 337,500 shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until December 31, 2017, (x) 337,500 shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until March 31, 2018, (xi) 337,500 shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until June 30, 2018, and (xii) 337,500 shares of Common Stock issuable upon the exercise of warrants at $0.73 per share until September 30, 2018.

(5)

Includes (i) 162,500 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 37,500 shares of Common Stock issuable upon the exercise of options at $1.03 per share until January 15, 2024, and (ii) 11,250 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024.

(6)

Includes (i) 137,500 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 100,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 150,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (iv) 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, (v) 7,500 shares of Common Stock issuable upon the exercise of options at $0.66 per share until September 30, 2024, (vi) 12,500 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024, and (vii) 30,000 shares of Common Stock issuable upon the exercise of warrants at $1.25 until February 15, 2016.

(7)

Includes (i) 137,500 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (iii) 12,500 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024.

(8)

Includes (i) 150,000 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 20,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 (iii) 50,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iv) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (v) 12,500 shares of Common Stock issuable upon the exercise of options at $0.30 per share until December 18, 2024.

(9)

Includes (i) 175,676 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, and (ii) 25,000 shares of Common Stock issuable upon the exercise of options at $0.17 per share until May 22, 2025.

(10)	Includes 25,000 shares of Common Stock issuable upon the exercise of options at $0.14 per share until August 27, 2025.

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(11)

Includes (i) 150,000 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until August 15, 2018, and (ii) 25,000 shares of Common Stock issuable upon the exercise of stock options at $1.00 per share until September 20, 2023.

(12)

Consists of (i) 940,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 until February 15, 2016, (ii) 2,605,513 shares of Common Stock issuable upon exercise of a warrant at a purchase price of $1.00 until March 14, 2017, and (iv) 75,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(13)

Consists of (i) 100,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until September 1, 2015, (ii) 250,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 1, 2015, and (iii) 400,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 10, 2015.

(14)

Entities included: Wynnefield Partners Small Cap Value, L.P.I, Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and Wynnefield Capital, Inc. Profit Sharing Plan. Mr. Mamanteo, Chairman of our Board of Directors, serves as a Portfolio Manager at Wynnefield Capital.

(15)

Includes (i) 180,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021, (ii) 80,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until June 27, 2021, (iii) 300,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iv) 350,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (v) 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (vi) 32,282 shares of Common Stock issuable upon the exercise of options at $0.69 per share until June 30, 2024 held by Ms. Carnell Lorenz. Also includes (i) 177,419 unvested shares of Common Stock granted pursuant to the Company’s Fiscal Year 2015 Director Compensation Plan, which shares shall vest 100% upon the Company’s common stock maintaining a $2 per share stock price for a thirty trading day VWAP duration, (ii) 318,356 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021, (iii) 119,172 shares of Common Stock issuable upon the exercise of options at $1.00 per share until June 27, 2021, (iv) 575,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (v) 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (vi) 450,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (vii) 156,000 shares of Common Stock issuable upon exercise of warrants at $1.25 per share until February 15, 2016 held by Mr. Lorenz. Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Mr. Lorenz and Ms. Carnell Lorenz are deemed to beneficially own shares of Common Stock held by each other.

Except as set forth in this proxy statement, there are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of the Company.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for Election at the 2015 Annual Meeting of Shareholders

The Governance & Nominating Committee of the Board has nominated Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller for election as directors to serve until the next annual meeting of stockholder or until their successors are duly elected and qualified.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller.

Vote Required and Board Recommendation

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will have no effect on the outcome of the election of the directors.

The Board recommends that shareholders vote “FOR” the election of each of Dwight Mamanteo, David Ide, Michael Jaap, Richard Q. Opler, Karim Babay, Charles Trapp, and Frank Kneller as directors of the Company.

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PROPOSAL 2:

RATIFICATION OF KMJ CORBIN & COMPANY, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Committee Appointment – KMJ Corbin & Company, LLP

Our Audit Committee, pursuant to authority granted to it by the Board, has selected KMJ Corbin & Company, LLP as the Company’s independent public accountants to examine our annual consolidated financial statements for the fiscal year ending December 31, 2015. The Board is submitting this proposal to the vote of the shareholders in order to ratify the Audit Committee’s selection. If shareholders do not ratify the selection of KMJ Corbin & Company, LLP, the Audit Committee will reconsider its selection of our independent public accountants for fiscal 2015, although the Audit Committee will be under no obligation to change its selection. KMJ Corbin & Company, LLP.

Change in Independent Registered Public Accountants

On September 2, 2015, the Audit Committee approved the dismissal of Semple, Marchal & Cooper, LLP as its independent registered public accounting firm, effective September 2, 2015. Semple, Marchal & Cooper, LLP served as the Company’s independent registered public accounting firm for the two most recent fiscal years ended December 31, 2014, and December 31, 2013, and through September 2, 2015. During this time, the Company did not have any disagreement with Semple, Marchal & Cooper, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Semple, Marchal & Cooper, LLP’s satisfaction, would have caused Semple, Marchal & Cooper, LLP to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. With the exception of a material weakness related to our internal control over financial reporting, during the Company’s two most recent fiscal years ended December 31, 2014, and December 31, 2013, and through September 2, 2015, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Semple, Marchal & Cooper, LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014, and December 31, 2013, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except each report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

On September 2, 2015, the Audit Committee approved the appointment of KMJ Corbin & Company, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2015. In connection with the Company’s appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm, during the Company’s two most recent fiscal years and the subsequent interim period preceding KMJ Corbin & Company, LLP’s appointment, the Company has not consulted KMJ Corbin & Company, LLP on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by KMJ Corbin & Company, LLP to the Company that KMJ Corbin & Company, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees and Services

Set forth below are the fees paid to the Company’s independent registered public accountants for each of the last two fiscal years:

Audit Fees

Set below are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Auditor:	2014	2013

Semple, Marchal & Cooper, LLP	$220,383	$38,803

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Audit-Related Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above.

Auditor:	2014	2013

Semple, Marchal & Cooper, LLP	$-	$-

Tax Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

	2014	2013

Semple, Marchal & Cooper, LLP	$-	$-

All Other Fees

Set forth below are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported above. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

	2014	2013

Semple, Marchal & Cooper, LLP	$44,365	$-

The 2014 fees above related to the Company’s Form S-1 registration statement.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or permissible non-audit services the engagement is approved by the Audit Committee of the Company’s Board of Directors.

Attendance at Annual Meeting

Representatives of KMJ Corbin & Company, LLP are not expected to be present at the Annual Meeting.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders who return a signed proxy card but do not indicate how they wish to vote on Proposal 2 will be deemed to have voted “FOR” Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that shareholders vote “FOR” ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None reportable under Item 404 of Regulation S-K.

STOCKHOLDER PROPOSALS

If any shareholder of the Company intends to present a proposal for consideration at the 2016 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board with respect to such meeting, such proposal must be received at 4802 E. Ray Rd., Ste. 23-408, Phoenix, AZ 85044, Attention: Corporate Secretary, not later than June 30, 2016. Proposals received after such date, including with respect to the nomination of directors, will not be considered timely.

For each matter that you wish to bring before the meeting, provide the following information:

•	a brief description of the business and the reason for bringing it to the meeting;
•	your name and record address;
•	the number of shares of Company stock which you own; and
•	any material interest (such as financial or personal interest) that you have in the matter.

OTHER MATTERS

We know of no other matters to be presented at the Annual Meeting other than the election of directors and the ratification of the company’s independent registered public accounting firm, as described above. If other matters are properly presented at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.

We will provide a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Requests should be in writing and addressed to Matt Hamilton, General Counsel, at 4802 E. Ray Rd. Ste. 23-408, Phoenix, AZ 85044.

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